U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2000

CLARION TECHNOLOGIES, INC..

(Exact name of registrant as specified in its charter)

Delaware 0-24690 91-1407411

(State of (Commission File Number) (I.R.S. Employer

Incorporation) Identification No.)

235 Central Avenue, Holland, Michigan 49423

(Address of principal executive offices) (Zip Code)

(616) 494-8885

(Registrant's telephone number,

including area code)

Page 1 of 4 Pages

Exhibit Index is on Page 4

Item 5. Other Events.

1. The Company issued a press release on July 25 in the form attached as Exhibit 99.1.

2. The Company issued a press release on July 31 in the form attached as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 1, 2000 CLARION TECHNOLOGIES, INC.

By: /s/ David W. Selvius

David W. Selvius

Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Description

    Press Release dated July 25, 2000

    Press Release dated July 31, 2000

EXHIBIT 99.1

MEDIA RELEASE

FROM: Clarion Technologies, Inc.

CONTACT: James Hostetler, Vice President Investor Relations

1-847-490-6063

FOR IMMEDIATE RELEASE

CLARION TECHNOLOGIES, INC. COMPLETES $9 MILLION BUSINESS TRANSFER

HOLLAND, MI - July 25, 2000 - CLARION TECHNOLOGIES, INC. (NASDAQ:CLAR) today announced that it has completed the transaction to transition the customer base of Small Parts - NAPCO, L.L.C. to Clarion. This transaction is anticipated to bring an additional $9 million in annualized sales to Clarion.

As part of the transaction, Clarion will be purchasing the net working capital of Small Parts - NAPCO and will reimburse the sellers for certain transition costs. No buildings or equipment will be acquired. The total net purchase price is expected to approximate $2.4 million.

Small Parts - NAPCO, located in Wauseon, Ohio, was owned and managed by Small Parts, Inc. of Logansport, Indiana since 1996. The parent company has been producing and selling small, custom precision stampings and springs to industrial markets since 1958. The Wauseon facility focused on plastic injection molding and engineered subassemblies.

Clarion Technologies and Small Parts anticipate entering into a strategic alliance agreement and a technical assistance agreement aimed at providing both companies and their core customers with transitional continuity and product development strength.

The core customers from Small Parts - NAPCO primarily serve the automotive interior trim and household appliance markets. All of the manufacturing of these products will be relocated into Clarion's existing manufacturing facilities. Clarion will not assume any operations at the Wauseon facility.

"Clarion Technologies will continue to pursue excellence as we serve the customers previously served by Small Parts - NAPCO," said Bill Beckman, President of Clarion. "We are confident that Clarion's expertise in the injection molding industry will allow us to exceed the expectations of NAPCO's customers and provide a level of service which will enable them to further grow their businesses, in turn enabling Clarion to continue to accomplish our growth goals."

"Small Parts is looking forward to returning our primary focus to the precision stamping business," said Clay Barnes, Chief Executive Officer of Small Parts, Inc. "The transfer of NAPCO's business to Clarion will allow us to do that, and we are comfortable knowing that our customers can benefit from Clarion's proven experience in injection molding."

"Injection molding plastic is the business we do every day," Beckman agreed. "Clarion anticipates a very smooth transition as we add these new customers to our operations."

--more-

Clarion Technologies Completes $9 Million Business Transfer - page 2

The Small Parts - NAPCO transaction is a continuation of Clarion's strategic plan, which includes a goal of achieving annualized run-rate sales of $300 million by the end of 2001, $500 million by the end of 2002, and ultimately a billion dollars. About 80 percent of that growth is expected to come from acquiring other companies, and the remaining 20 percent is expected to come from internal growth. Since April of 1999, Clarion has completed five acquisitions and has increased sales from $5 million in the first quarter of 1999 to current annualized sales of approximately $125 million.

As a full-service supplier to the automotive, heavy truck, furniture and consumer goods industries, Clarion provides capabilities ranging from product ideation, engineering and tooling, to manufacturing and assembly of a final product. Clarion now operates from six manufacturing facilities and a technical design center with a total of approximately 700,000 square feet located in Michigan, Ohio and South Carolina. Clarion's manufacturing operations include 150 injection molding machines ranging in size from 50 to 5000 tons of clamping force.

Except for historical information, this news release contains certain forward-looking statements that involve unknown risks and uncertainties which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. Such risks and uncertainties include, but are not limited to, uncertainties regarding the marketing of its products, the availability of funds for ongoing operations and further development or acquisition activities and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.

For further information contact James Hostetler, Vice President Investor Relations of Clarion at 847/490-6063, or obtain information, including an electronic version of the Company's brochure, on the web at www.clariontechnologies.com.

###

EXHIBIT 99.2

MEDIA RELEASE

From: Clarion Technologies, Inc.

Date: July 31, 2000

Contact: James Hostetler, Vice President Investor Relations

847-490-6063

FOR IMMEDIATE RELEASE

Clarion Technologies Announces $30 Million Investment by William Blair Mezzanine Capital Partners

HOLLAND, Michigan, July 31, 2000 - CLARION TECHNOLOGIES, INC. (NASDAQ: CLAR) today announced it received funding under a $30 million investment from William Blair Mezzanine Capital Partners.

The financing consists of subordinated notes and warrants for Clarion common stock. The note matures in seven years and bears interest at 12 percent, which may be decreased to 11.5 percent upon achieving certain future targets for additional equity contributions.

The Company will use the proceeds to (i) prepay $3 million of existing 12 percent subordinated notes, (ii) repay the $12 million balance on the Company's Senior Term Note B, and (iii) repay the entire outstanding balance under the Company's revolving line of credit.

"Clarion is the type of company which meets our very demanding investment criteria," said Terrance Shipp, a founding partner of William Blair Mezzanine Capital Partners. "We anticipate that Clarion will be a great investment for our fund. We're excited by the company's management team and have confidence in their ability to execute their business plan. Our investment in Clarion will help provide additional capital needed for the company to achieve its growth objectives."

"We're excited by the addition of William Blair Mezzanine Capital Partners as an investor in Clarion," said David Selvius, Clarion's Chief Financial Officer. "This is an important step in the execution of the plan discussed at the annual shareholder's meeting to bring additional financial partners to our company. This transaction will free up significant senior debt to fund additional acquisitions and will eliminate higher cost debt. We will be continuing our efforts to further reduce our cost of capital."

William Blair Mezzanine Capital Partners manages over $615 million through three institutionally sponsored limited partnerships. The firm provides mezzanine capital to strong, middle-market companies with well-defined, carefully conceived operating strategies. Headquartered in Chicago, the firm is affiliated with William Blair & Company, L.L.C., a leading investment bank with extensive corporate finance and research skills.

Clarion Technologies, Inc. operates six manufacturing facilities and a technical design center with a total of approximately 700,000 square feet located in Michigan, Ohio and South Carolina. Clarion's manufacturing operations include 150 injection molding machines ranging in size from 50 to 5000 tons of clamping force. The company's headquarters are located in Holland, Michigan.

--more-

Clarion Technologies Announces $30 Million Equity-linked Investment by William Blair Mezzanine Capital Partners - page 2

Since April of 1999, Clarion has completed five acquisitions and has increased annualized sales from $5 million in the first quarter of 1999 to current annualized sales of approximately $125 million. Clarion's strategic plan includes a goal of achieving annualized run-rate sales of $300 million by the end of 2001, $500 million by the end of 2002, and ultimately a billion dollars. About 80 percent of that growth is expected to come from acquiring other companies, and the remaining 20 percent is expected to come from internal growth.

Except for historical information, this news release contains certain forward-looking statements that involve unknown risks and uncertainties which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. Such risks and uncertainties include, but are not limited to, uncertainties regarding the marketing of its products, the availability of funds for ongoing operations and further development or acquisition activities and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. There is no assurance that the company will be successful in achieving its goals.

Further information about Clarion Technologies, including an electronic version of the Company's brochure, can be obtained on the worldwide web at www.clariontechnologies.com.